UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2011

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 14, 2011, the Federal Home Loan Bank of Topeka (FHLBank) notified members in the state of Kansas that Mr. Bruce A. Schriefer was deemed elected as a member director by FHLBank for a four-year term commencing January 1, 2012, and expiring December 31, 2015. In addition, FHLBank notified members in the state of Oklahoma that Mr. G. Bridger Cox was deemed elected as a member director by FHLBank for a four-year term commencing January 1, 2012, and expiring December 31, 2015. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated October 14, 2011. At the time of filing such report, the committees of FHLBank’s Board of Directors to which Messrs. Schriefer and Cox would be named had not been determined nor had FHLBank adopted its 2012 Board of Directors Compensation Policy (Board Compensation Policy).

In addition, on December 14, 2011, FHLBank completed its director election process for directorships commencing on January 1, 2012. FHLBank announced the election of Thomas E. Henning as an independent director and Michael B. Jacobson as a member director from the state of Nebraska, both of whom will serve four-year terms expiring on December 31, 2015. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated December 14, 2011. At the time of filing such report, the committees of FHLBank’s Board of Directors to which Messrs. Henning and Jacobson would be named had not been determined nor had FHLBank adopted its Board Compensation Policy.

FHLBank is filing this Form 8-K/A to report that on December 15, 2011, the chairman of FHLBank’s Board of Directors appointed these individuals to serve on the following committees:

Mr. Cox: Audit, Compensation, Council of FHLBanks (Alternate) and Risk Oversight

Mr. Henning: Audit, Compensation, Executive and Risk Oversight (Chair)

Mr. Jacobson: Housing & Governance and Operations

Mr. Schriefer: Operations and Risk Oversight

Committee assignments for the remaining FHLBank directors were also made on December 15, 2011, and will be provided in FHLBank’s Form 10-K annual report for 2011.

In addition to reporting on committee assignments, FHLBank is filing this Form 8-K/A to report that on December 15, 2011, FHLBank’s Board of Directors approved the Board Compensation Policy, which will become effective on January 1, 2012, subject to the authority of the director of the Federal Housing Finance Agency to review the Board Compensation Policy. The purpose of the Board Compensation Policy is to provide directors reasonable compensation for their time and effort exerted in performing their duties as directors of FHLBank.

FHLBank directors will be compensated through board meeting attendance fees. The Board Compensation Policy establishes a maximum annual compensation, which generally provides that a director (other than board chair, board vice chair and committee chairs) may be paid a total of $75,000. The board chair is subject to maximum annual compensation of $100,000 and the board vice chair and those directors serving as committee chairs are subject to maximum annual compensation of $85,000. Directors will be paid a meeting fee for each day in physical attendance at a regular or special meeting of the board, which is calculated by dividing the maximum annual compensation by six. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties.

A copy of the Board Compensation Policy is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1. Board of Directors Compensation Policy, effective January 1, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 19, 2011	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Board of Directors Compensation Policy, effective January 1, 2012